                                                                     EXHIBIT 3.1

                    AMENDMENT TO ARTICLES OF INCORPORATION

                                     OF

                           AURIC MINING CORPORATION

                 (after payment of capital issuance of stock)

WHEREAS the Articles of Incorporation were filed originally on, or about September 27, 1994 and whereas the Corporation has duly issued and outstanding shares of its common stock; and, further, the Corporation having called a Special Meeting of Majority Shareholders entitled to vote, and such meeting having been duly held and conducted on January 12, 1996; and the shareholders, by affirmative vote of 58% of all shareholders entitled to vote having determined to change the name of this Corporation.

NOW, THEREFORE, by authority and direction of the Shareholders, the Board of Directors hereby makes and files this AMENDMENT TO ARTICLES OF INCORPORATION for the sole purpose and effect of changing the Corporate Name.

     The former Article read:

          ARTICLE I. The Name of the Corporation is Auric Mining Corporation.

     Article I is superseded and replaced as follows:

          ARTICLE I. The Name of the Corporation is Pinnacle Oil International, Inc.

          In all other respects, the Articles as originally filed remain in full force and effect as stated.

          WE, THE UNDERSIGNED, being the Vice-President and Secretary of this Corporation do make and file these Articles of Amendment, for the purpose of Amending the Articles of Incorporation as originally filed pursuant to the General Corporation Law of the State of Nevada, hereby declaring and certifying that the facts herein stated true, were taken as of January 12, 1996, and accordingly have set our hand hereunto this Day in certification thereof, February 9, 1996.


                    AMENDMENT TO ARTICLES OF INCORPORATION
                                  Page 1 of 2

/s/ Arnold W. Wynecoop                         /s/ Terrence J. Dunne
----------------------                         ---------------------
Arnold W. Wynecoop                                 Terrence J. Dunne
Vice President                                             Secretary


State of Washington )
                    ) ss.
County of Spokane   )

     On February 9, 1996, personally appeared before me, a Notary Public, Arnold
W. Wynecoop, who acknowledged that he executed the above instrument.


                                                  /s/ SHANNA M. COZZA
                                        -----------------------------
                                               Signature of Notary

Notary Stamp or Seal


State of Washington )
                    ) ss.
County of Spokane   )

     On February 9, 1996, personally appeared before me, a Notary Public, Terrence J. Dunne, who acknowledged that he executed the above instrument.


                                               /s/ Dorothy Munson
                                        -----------------------------
                                               Signature of Notary


Notary Stamp or Seal



                    AMENDMENT TO ARTICLES OF INCORPORATION

                           ARTICLES OF INCORPORATION
                                      OF
                           AURIC MINING CORPORATION

     ARTICLE 1. The name of the Corporation is AURIC MINING CORPORATION.

     ARTICLE II. Its principal and registered office in the State of Nevada is 760 Mays Blvd, Suite 20, Incline Village NV 89451. The initial registered agent for services of process at that address is Sierra Business Consultants, a Nevada Corporation.

     ARTICLE III. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America. The period of existence of the corporation shall be perpetual.

     ARTICLE IV. The Corporation shall have authority to issue an aggregate of Fifty Million (50,000,000) shares of common voting equity stock of par value one mil ($0.001) per share, and no other class or classes of stock, for a total capitalization of $50,000. The Corporation's capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

     ARTICLE V. No shareholder shall be entitled to any preemptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue, nor shall any shareholder possess cumulative voting rights at any shareholders meeting for the purpose of electing Directors.

     ARTICLE VI. The affairs of the corporation shall be governed by a Board of Directors of not less than two (2) persons. The Incorporator, whose name and address is William Stocker, Attorney at Law, PO Box 4980, Laguna Beach CA 92652, shall serve as Sole Initial Director for the purpose of appointing the Initial Board of Directors.

     ARTICLE VII. The Capital Stock after the amount of the subscription price or par value shall not be subject to assessment to pay the debts of the corporation, and no stock issued as paid up shall ever be assessable or assessed.

     ARTICLE VIII. The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the By-laws, or adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

     ARTICLE IX. The name and address of the Incorporator of the corporation is William Stocker, attorney at Law, PO Box 4980, Laguna Beach CA 92652.

                                                    ARTICLES OF INCORPORATION OF
                                                        AUIRC MINING CORPORATION
                                                                          PAGE 2

     I THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have set my hand hereunto this Day, September 26, 1994.


                                   /s/ William Stocker

                                    WILLIAM STOCKER
                                    Attorney at Law
                                    Incorporator

SUBSCRIBED AND SWORN TO BEFORE ME
THIS 26th DAY OF SEPT 1994

/s/ Sue St. Clair                            [STAMP APPEARS HERE]
-----------------------
  NOTARY PUBLIC


RECEIVED
SEP 27 1994

_______________________
   SECRETARY OF STATE